Exhibit 10.2(e)
                                                                 CONFORMED COPY


                              AMENDED AND RESTATED
                                CENTURYTEL, INC.
                        2002 DIRECTORS STOCK OPTION PLAN


         WHEREAS, the CenturyTel, Inc. 2002 Directors Stock Option Plan (the "Plan") was adopted by the Board of Directors of CenturyTel, Inc. (the "Company") on February 26, 2002 and approved by the shareholders of the Company on May 9, 2002, and Amendment No. 1 to the Plan was approved by the Board of Directors of the Company on May 29, 2003; and


         WHEREAS, the Board of Directors now wishes to amend Section 10.2 of the Plan to provide that no Awards may be granted under the Plan later than May 9, 2012, which is ten years after the Plan was approved by the Company's stockholders.


         NOW THEREFORE, Section 10.2 of the Plan is hereby amended to read as provided herein and the Plan is hereby restated in its entirety reflecting such amendment to read as follows:

1.       Purpose of the Plan.

         The purpose of the CenturyTel, Inc. 2002 Directors Stock Option Plan is to promote the interests of the Company and its shareholders by strengthening the Company's ability to attract, motivate and retain Directors of experience and ability, and to encourage the highest level of Directors performance by providing Directors with a proprietary interest in the Company's financial success and growth.

2.       Definitions.

         2.1  "Board" means the Board of Directors of the Company.

         2.2 "Committee" means the Compensation Committee of the Board or a subcommittee thereof. The Committee shall consist of not fewer than two members of the Board of Directors, each of whom shall (a) qualify as a "non-employee director" under Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "1934 Act"), or any successor rule, and (b) qualify as an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder (collectively, "Section 162(m)").

         2.3 "Common Stock" means the common stock, $1.00 par value per share of the Company.

         2.4 "Company" or "CenturyTel" means CenturyTel, Inc., a Louisiana corporation.

         2.5 "Director" means a member of the Board who is not employed by the Company or any of its subsidiaries.

         2.6 "Fair Market Value" means (i) if the Common Stock or other security is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share thereof on such exchange or quotation system on the applicable date, and if shares are not traded on such day, on the next preceding trading date, (ii) if the Common Stock or other security is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available, and (iii) if the Common Stock or other security is not regularly quoted, the fair market value of a share thereof on the applicable date as established by the Committee in good faith.

         2.7  "Participant" means each Director (as defined in Section 2.5).

         2.8 "Option" means a stock option that does not satisfy the requirements of Section 422 of the Code.

         2.9 "Plan" means the CenturyTel, Inc. 2002 Directors Stock Option Plan as set forth herein and as amended, restated, supplemented or otherwise modified from time to time.

3.       Shares of Common Stock Subject to the Plan.

         3.1 The Company may issue up to 400,000 shares of Common Stock, subject to the adjustment provisions of Section 7, pursuant to the exercise of Options granted hereunder. Such shares may be either authorized but unissued shares or shares issued and thereafter acquired by the Company.

         3.2 To the extent any shares of Common Stock subject to an Option are not issued because the Option is forfeited or cancelled, such shares shall again be available for grant pursuant to Options granted under the Plan. If the exercise price of any Option granted under this Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

4.       Administration of the Plan.

         4.1 The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and, subject to its provisions, to prescribe, amend and rescind Plan rules and to make all other determinations necessary for the Plan's administration.

         4.2 All action taken by the Committee in the administration and interpretation of the Plan shall be final and binding upon all parties. No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Option.

         4.3 The Committee does not have the authority to make discretionary grants of stock options under the Plan. Grants may be made only as provided in Section 5 hereof.

5.       Grant of Options.

         5.1 Beginning with the 2002 annual meeting of shareholders and for as long as the Plan remains in effect and shares of Common Stock remain available for issuance hereunder, each Participant shall be automatically granted an Option to acquire up to 6,000 shares of Common Stock on the day following each annual meeting of shareholders. The Committee shall determine the size of the Option grants to be made to the Participants each year, within the limitations provided herein.

         5.2 While the Plan remains in effect and shares of Common Stock remain available for issuance hereunder, any person who becomes a Director other than by election at an annual meeting of shareholders shall be granted an Option to acquire a pro rata number of shares of Common Stock calculated as follows:

Number of shares subject to               Number of full calendar months
Options granted to each Director          between the date the person becomes a
on the day following the                  Director and the next annual meeting
preceding annual meeting                  ------------------------------------
                                    X                    12

6.       Terms and Conditions of Options.

         6.1  Unless exercisability is accelerated as provided in Sections
6.4 or 8.2 hereof, the Options shall become exercisable beginning one year following the date of grant.

         6.2 Unless terminated earlier as provided in Section 6.5 or 8.3, the Options shall expire ten years following the date of grant.

         6.3 The exercise price of the Options granted to Directors shall be equal to the Fair Market Value, as defined herein, of a share of Common Stock on the date of grant.

         6.4 The Committee may accelerate the exercisability of any Option at any time in its discretion.

         6.5 In the event a Director ceases to serve on the Board because such Director is ineligible to stand for re-election to the Board under the CenturyTel Directors Retirement Policy (or any comparable successor retirement policy), the exercisable Options granted hereunder and held by such Director shall continue to be outstanding and exercisable for the remaining terms of such Options, subject to the rights of the Committee under Section 8.3 hereof. In the event a Director ceases to serve on the Board for any other reason, the Options granted hereunder must be exercised, to the extent otherwise exercisable at the time of termination of Board service, within two years from the date of termination of Board service. Subject to Section 6.4 hereof, Options that are not exercisable at the time of termination of Board service shall be forfeited.

         6.6 An Option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by tender of the full purchase price for such shares, which may be paid or satisfied by (a) cash; (b) check; (c) delivery of shares of Common Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised and, unless otherwise determined by the Committee, shall have been held by the optionee for at least six months; (d) delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares issuable under the Option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the exercise price; or (e) in such other manner as may be authorized from time to time by the Committee, provided that all such payments shall be made or denominated in United States dollars. In the case of delivery of an uncertified check, no shares shall be issued until the check has been paid in full. Prior to the issuance of shares of Common Stock upon the exercise of an Option, a Participant shall have no rights as a shareholder.

         6.7 Except for adjustments pursuant to Section 7 or actions permitted to be taken by the Committee under Section 8.3 in the event of a Change of Control, unless approved by the shareholders of the Company, (a) the exercise price for any outstanding Option granted under this Plan may not be decreased after the date of grant and (b) an outstanding Option that has been granted under this Plan may not, as of any date that such Option has a per share exercise price that is less than the then current Fair Market Value of a share of Common Stock, be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price or any payment of cash or Common Stock.


         6.8 Upon approval of the Committee, the Company may repurchase all or a portion of a previously granted Option from a Participant by mutual agreement before such option has been exercised by payment to the Participant of cash or Common Stock or a combination thereof with a value equal to the amount per share by which: (a) the Fair Market Value of the Common Stock subject to the Option on the business day immediately preceding the date of purchase exceeds
(b) the exercise price.

7.       Adjustment Provisions.

         In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the Common Stock, all limitations on numbers of shares of Common Stock provided in this Plan, and the number of shares subject to outstanding Options, shall be equitably adjusted in proportion to the change in outstanding shares of Common Stock. In addition, in the event of any such change in the Common Stock, the Committee shall make any other adjustment that it determines to be equitable, including without limitation adjustments to the exercise price of any Option in order to provide Participants with the same relative rights before and after such adjustment.

8.       Change of Control.

         8.1  A Change of Control shall mean:

              (a) the acquisition by any person of beneficial ownership of 30% or more of the outstanding shares of the Common Stock or 30% or more of the combined voting power of CenturyTel's then outstanding securities entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control:

                   (i) any acquisition (other than a Business Combination (as defined below) which constitutes a Change of Control under Section 8.1(c) hereof) of Common Stock directly from the Company,

                   (ii)   any acquisition of Common Stock by the Company,

                   (iii) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

                   (iv) any acquisition of Common Stock by any corporation pursuant to a Business Combination that does not constitute a Change of Control under Section 8.1(c) hereof; or

              (b)  individuals who, as of January 1, 2002,
constituted the Board of Directors of CenturyTel (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by CenturyTel's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

              (c) consummation of a reorganization, share exchange, merger or consolidation (including any such transaction involving any direct or indirect subsidiary of CenturyTel) or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"); provided, however, that in no such case shall any such transaction constitute a Change of Control if immediately following such Business Combination:

                   (i) the individuals and entities who were the beneficial owners of CenturyTel's outstanding Common Stock and CenturyTel's voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of Common Stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the surviving or successor corporation, or, if applicable, the ultimate parent company thereof (the "Post-Transaction Corporation"), and

                   (ii) except to the extent that such ownership existed prior to the Business Combination, no person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either CenturyTel, the Post-Transaction Corporation or any subsidiary of either corporation) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of Common Stock of the corporation resulting from such Business Combination or 20% or more of the combined voting power of the then outstanding voting securities of such corporation, and

                   (iii) at least a majority of the members of the board of directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

              (d) approval by the shareholders of CenturyTel of a complete liquidation or dissolution of CenturyTel.

For purposes of this Section 8, the term "person" shall mean a natural person or entity, and shall also mean the group or syndicate created when two or more persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that "person" shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

         8.2 Upon a Change of Control of the type described in clause 8.1(a) or 8.1(b) or upon the approval by the Board of Directors of CenturyTel of any Change of Control of the type described in clause 8.1(c) or 8.1(d), all outstanding Options granted pursuant to this Plan shall automatically become fully vested and exercisable.

         8.3 No later than 30 days after a Change of Control of the type described in subsections 8.1(a) or 8.1(b) and no later than 30 days after the approval by the Board of a Change of Control of the type described in subsections 8.1(c) or 8.1(d), the Committee, acting in its sole discretion without the consent or approval of any Participant (and notwithstanding any removal or attempted removal of some or all of the members thereof as Directors or Committee members), may act to effect one or more of the alternatives listed below, which may vary among individual Participants and which may vary among Options held by any individual Participant:

              (a) require that all outstanding Options be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate,

              (b) make such equitable adjustments to Options then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary),

              (c) provide for mandatory conversion or exchange of some or all of the outstanding Options held by some or all Participants as of a date, before or after such Change of Control, specified by the Committee, in which event such Options shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such Participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option, as defined and calculated below, over the per share exercise price of such Options or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess, or

              (d) provide that thereafter, upon any exercise of an Option that entitles the holder to receive Common Stock, the holder shall be entitled to purchase or receive under such Option, in lieu of the number of shares of Common Stock then covered by such Option, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the holder would have been entitled pursuant to the terms of the agreement providing for the reorganization, share exchange, merger, consolidation or asset sale, if, immediately prior to such Change of Control, the holder had been the record owner of the number of shares of Common Stock then covered by such Option.

         8.4  For the purposes of any conversions or exchanges under paragraph
(c) of Section 8.3, the "Change of Control Value" shall equal the amount determined by whichever of the following items is applicable:

         (a) the per share price to be paid to holders of Common Stock in any such merger, consolidation or other reorganization,

         (b) the price per share offered to holders of Common Stock in any tender offer or exchange offer whereby a Change of Control takes place, or

         (c) in all other events, the Fair Market Value of a share of Common Stock, as determined by the Committee as of the date determined by the Committee to be the date of conversion or exchange.

         8.5 in the event that the consideration offered to shareholders of CenturyTel in any transaction described in this Section 8 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

9.       General Provisions.

         9.1 Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue as a Director or affect the right of the Company to terminate the services of any Participant.

         9.2 No shares of Common Stock will be issued or transferred pursuant to an Option unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the exercise of an Option, the Company may require the Participant to take any reasonable action to meet such requirements.

         9.3 No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

         9.4 No Options granted hereunder may be transferred, pledged, assigned or otherwise encumbered by an optionee except:

                   (a)    by will;

                   (b)    by the laws of descent and distribution; or

                   (c) if permitted by the Committee and so provided in the stock option agreement or an amendment thereto, (i) pursuant to a domestic relations order, as defined in the Code, (ii) to Immediate Family Members (as defined below),
              (iii) to a partnership in which the Participant and/or the Participant's Immediate Family Members, or entities in which the Participant and/or the Participant's Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the sole partners, (iv) to a limited liability company in which the Participant and/or the Participant's Immediate Family Members, or entities in which the Participant and/or the Participant's Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, (v) to a trust for the benefit solely of the Participant and/or the Participant's Immediate Family Members, or (vi) to non-Immediate Family Members following the death of the Participant to whom the stock option was granted. "Immediate Family Members" means the spouses and natural or adopted children or grandchildren of the Participants and their spouses.

                          Any attempted assignment, transfer, pledge,
              hypothecation or other disposition of an Option or levy of attachment, or similar process upon an Option not specifically permitted herein, shall be null and void and without effect.


         9.5 Each Option shall be evidenced by a written stock option agreement or notice, including terms and conditions consistent with the Plan, as the Committee may determine.

         9.6  Anything in the Plan to the contrary notwithstanding:

              (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of grant of any Option or the issuance of any shares of Common Stock pursuant to any Option, require the recipient of the Option, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Option or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Option or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the grant of any Option, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Option shall not be granted or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

10.      Amendment, Discontinuance or Termination of the Plan.

         10.1 The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment may

              (a) without the approval of the shareholders, (i) increase, subject to adjustments permitted herein, the maximum number of shares of Common Stock that may be issued through the Plan, (ii) materially increase the benefits accruing to Participants under the Plan, (iii) materially expand the classes of persons eligible to participate in the Plan, or (iv) amend
Section 6.7 to permit repricing of Options, or

              (b) materially impair, without the consent of the recipient, an Option previously granted, except that the Company retains all rights under
Section 8 hereof.

         10.2 Subject to Section 10.1, no Options may be granted under the Plan later than May 9, 2012, which is ten years after the Plan was approved by the Company's shareholders; provided, however, that Options granted prior to such date shall remain in effect until all such Options have either been exercised, expired or canceled under the terms of the Plan.

11.      Effective Date of Plan.

         The Plan shall become effective upon adoption by the Board, subject to approval by the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the subject at the 2002 annual meeting of shareholders of the Company.

                                  * * * * * * *

         IN WITNESS WHEREOF, the undersigned Secretary of CenturyTel, Inc. hereby certifies that the foregoing CenturyTel 2002 Directors Stock Option Plan was (i) recommended to the Board of Directors of CenturyTel, Inc. (the "Board") by its Compensation Committee at a meeting of the Compensation Committee duly held on February 25, 2002, (ii) approved by the Board at a meeting duly held on February 26, 2002, (iii) approved by the affirmative vote of the holders of a majority of the voting power present at the 2002 Annual Meeting of Shareholders of the Company held on May 9, 2002, (iv) amended by the Board on May 29, 2003, and (v) amended and restated by the Board at a meeting duly held on February 25, 2004.


Dated February 25, 2004                       /s/ Stacey W. Goff
                                            ---------------------
                                              Stacey W. Goff
                                              Secretary